                                                                    EXHIBIT 10.4

                       MEMBERSHIP INTEREST SALE AGREEMENT

                                 BY AND BETWEEN

                            HOLUALOA GREENBRIAR, LLC,
                      AN ARIZONA LIMITED LIABILITY COMPANY,

                                    AS SELLER

                                       AND

                               COLUMBIA EQUITY LP,
                         A VIRGINIA LIMITED PARTNERSHIP,

                                  AS PURCHASER

                                TABLE OF CONTENTS

ARTICLE I  THE SALE.......................................................................................        1

     1.1    Sale of Membership Interest...................................................................        1
     1.2    Purchase Price................................................................................        2

ARTICLE II  REPRESENTATIONS AND COVENANTS.................................................................        2

     2.1    Representations by Purchaser..................................................................        2
     2.2    Representations by Seller.....................................................................        3
     2.3    Covenants of Purchaser........................................................................        4
     2.4    Covenants of Seller...........................................................................        5

ARTICLE III  Conditions Precedent to the Closing..........................................................        6

     3.1    Conditions to Purchaser's Obligations.........................................................        6
     3.2    Conditions to Seller's Obligations............................................................        6

ARTICLE IV  Closing and Closing Documents.................................................................        7

     4.1    Closing.......................................................................................        7
     4.2    Seller's Deliveries...........................................................................        7
     4.3    Purchaser's Deliveries........................................................................        8
     4.4    Fees and Expenses; Closing Costs..............................................................        8
     4.5    Adjustments...................................................................................        8

ARTICLE V  Miscellaneous..................................................................................        9

     5.1    Notices......................................................................................         9
     5.2    Entire Agreement; Modifications and Waivers; Cumulative Remedies.............................        10
     5.3    Exhibits.....................................................................................        11
     5.4    Successors and Assigns.......................................................................        11
     5.5    Article Headings.............................................................................        11
     5.6    Governing Law................................................................................        11
     5.7    Counterparts.................................................................................        11
     5.8    Survival.....................................................................................        11
     5.9    Severability.................................................................................        11
     5.10   Attorneys' Fees..............................................................................        12

EXHIBITS
     A      Assignment

                       MEMBERSHIP INTEREST SALE AGREEMENT

      THIS MEMBERSHIP INTEREST SALE AGREEMENT (this "Agreement") is made as of this 12th day of October, 2004 by and between Holualoa Greenbriar, LLC, an Arizona limited liability company ("Seller"); and Columbia Equity, LP, a Virginia limited partnership ("Purchaser").

                                    RECITALS

      A. Carr Capital Greenbriar, LLC, a Virginia limited liability company (the "LLC") is the owner of certain land located in Fairfax County, Virginia (the "Land") and the office building and related improvements located thereon (the "Improvements"), which Land and Improvements (collectively, the "Property") are more commonly known as the Greenbriar office building.

      B. Carr Capital/Holualoa Greenbriar, LLC, a Virginia limited liability company (the "Liquidating LLC") is the record and beneficial owner of Sixteen and 32/100 percent (16.32%) of the membership interests in the LLC.

      C. Seller is the record and beneficial owner of ninety-six and 79/100 percent (96.77%) of the membership interests in the Liquidating LLC.

      D. The members of the Liquidating LLC, Seller and Carr Capital Real Estate Investments, LLC, a Virginia limited liability company, ("Carr" and collectively with Seller, the "Liquidating LLC Members") intend to liquidate the Liquidating LLC and each of the Liquidating LLC Members, shall be admitted as members of the LLC, with Seller receiving a Fifteen and 79/100 percent (15.79%) ("Seller's Share") membership interest in the LLC (the "Membership Interest") and Carr receiving a 53/100 percent (.53%) membership interest in the LLC (the "Liquidation Transaction"). Seller desires to sell the Membership Interest to Purchaser, on the terms and conditions hereinafter set forth.

      E. Purchaser desires to purchase the Membership Interest from Seller, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                    THE SALE

      1.1 Sale of Membership Interest. Seller agrees to sell, transfer, assign and convey the Membership Interest to Purchaser, and Purchaser agrees to purchase and accept transfer of the Membership Interest pursuant to the terms and conditions set forth in this Agreement. The Membership Interest shall be transferred to Purchaser free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, voting agreements, claims, and any other matters affecting title thereto (other than the LLC's operating agreement (the "LLC Operating Agreement")).

      1.2 Purchase Price. The purchase price (the "Purchase Price") for which Seller agrees to sell and assign the Membership Interest to Purchaser, and which Purchaser agrees to pay to Seller, subject to the terms of this Agreement, shall be equal to the amount of Net Cash Flow (as such term is defined in the LLC Operating Agreement) that Seller would be entitled to receive pursuant to
Section 3.1 of the LLC Operating Agreement upon a hypothetical sale of the Property for a sale price of Fifteen Million Three Hundred Thousand Dollars ($15,300,000) less the principal of and accrued interest on the mortgage loan secured by the Property ("Mortgage Loan").

                                   ARTICLE II
                          REPRESENTATIONS AND COVENANTS

      2.1 Representations by Purchaser. Purchaser hereby represents and warrants to Seller that the following statements are true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

            (a) Organization and Power. Purchaser is duly organized and validly existing as a limited partnership under the laws of the Commonwealth of Virginia, and has full right, power, and authority to enter into this Agreement and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by Purchaser of its obligations under this Agreement have been duly authorized by all requisite action of Purchaser and require no further action or approval of Purchaser's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Purchaser.

            (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Purchaser has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the partnership agreement of Purchaser, or any mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Purchaser.

            (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting Purchaser in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) would reasonably be expected to materially and adversely affect the business, financial position, or results of operations of Purchaser, (iii) would reasonably be expected to materially and adversely affect the ability of Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

            (d) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Purchaser has been obtained.

            (e) Bankruptcy with respect to Purchaser. No Act of Bankruptcy has occurred with respect to Purchaser. As used herein, "Act of Bankruptcy" shall mean if a party hereto shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any action for the purpose of effecting any of the foregoing.

            (f) Brokerage Commission. Purchaser has not engaged the services of, nor has it or will it or Seller become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by Purchaser. Purchaser hereby agrees to indemnify and hold Seller and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

      2.2 Representations by Seller. Seller hereby represents and warrants unto Purchaser that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

            (a) Organization and Power. Seller is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Arizona. Seller has full right, power, and authority to enter into this Agreement and to perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all requisite action of Seller and require no further action or approval of Seller's members or managers or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Seller.

            (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Seller has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any limited liability company agreement, operating agreement, regulation, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Seller or to the Membership Interest.

            (c) Litigation. There is no action, suit, claim, or proceeding pending or threatened against or affecting Seller, its membership interest in the Liquidating LLC or the Membership Interest in any court, or before any arbitrator, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) would reasonably be expected to materially and adversely affect the business, financial position or results of operations of Seller, (C) would reasonably be expected to materially and adversely affect the ability of Seller to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (D) would reasonably be expected to create a lien on the Membership Interest, any part thereof, or any interest therein, or (E) would reasonably be expected to adversely affect the Membership Interest, any part thereof, or any interest therein.

            (d) Good Title. (A) Seller has good title to its membership interest in the Liquidating LLC on the date hereof and will have good title to the Membership Interest on the Closing Date (other than the LLC Operating Agreement), (B) its membership interest in the Liquidating LLC on the date hereof is and the Membership Interest on the Closing Date will be free and clear of all liens, encumbrances, pledges, voting agreements and security interests whatsoever (other than the LLC Operating Agreement), and (C) Seller has not granted any other person or entity an option to purchase or a right of first refusal upon its membership interest in the Liquidating LLC or in the Membership Interest nor are there any agreements or understandings between Seller and any other person or entity with respect to the disposition of its membership interest in the Liquidating LLC or in the Membership Interest (other than the LLC Operating Agreement).

            (e) No Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with, any governmental agency or body necessary of the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Seller has been obtained or will be obtained on or before the Closing Date.

            (f) Bankruptcy with respect to Seller. No Act of Bankruptcy has occurred with respect to Seller.

            (g) Brokerage Commission. Seller has not engaged the services of, nor has it or will it or Purchaser become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by Seller. Seller hereby agrees to indemnify and hold Purchaser and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

            (h) Default. To Seller's actual knowledge, Seller is not in default under the Liquidating LLC's Operating Agreement or the LLC Operating Agreement.

      2.3   Covenants of Purchaser. Purchaser agrees as follows:

            (a) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Purchaser and Seller, Purchaser shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Seller may reasonably require to consummate the transactions contemplated hereunder.

      2.4   Covenants of Seller. Seller agrees as follows:

            (a) Actions Regarding Membership Interest. Except as otherwise permitted hereby, from the date hereof until the Closing Date, Seller shall use reasonable commercial efforts not to take any action or fail to take any action within Seller's control the result of which would (1) have a material adverse effect on its membership interest in the Liquidating LLC, the Membership Interest, the Property, Seller's ability to sell, transfer, assign and convey the Membership Interest to Purchaser or Purchaser's ability to continue the ownership thereof after the Closing Date or (2) cause any of the representations and warranties contained in Section 2.2 to be untrue as of the Closing Date.

            (b) Confidentiality. Seller acknowledges that the matters relating to the REIT, the initial public offering of REIT securities (the "IPO"), this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, Seller covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 2.6) prior to the IPO, without Purchaser's prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to Seller's employees, legal counsel and financial advisors, each of whom shall be informed of the confidential nature of the Information. In the event that Seller or its key employees, legal counsel or financial advisors (collectively, the "Information Group") are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify Purchaser promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 2.6. Seller acknowledges that remedies at law may be inadequate to protect Purchaser or the REIT against any actual or threatened breach of this Section 2.6, and, without prejudice to any other rights and remedies otherwise available, Seller agrees to the granting of injunctive relief in favor of the REIT and/or Purchaser without proof of actual damages.

            (c) Liquidation Transaction. Seller hereby consents to the Liquidation Transaction and agrees to the admission of Carr as a member in the LLC.

            (d) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Purchaser and Seller, Seller shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Purchaser may reasonably require to consummate the transactions contemplated hereunder.

                                  ARTICLE III
                       CONDITIONS PRECEDENT TO THE CLOSING

      3.1 Conditions to Purchaser's Obligations. In addition to any other conditions set forth in this Agreement, Purchaser's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to Purchaser's obligations under this Agreement.

            (a) Seller's Obligations. Seller shall have performed all obligations of Seller hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Purchaser, all of the documents and other information required of Seller pursuant to Section 4.2.

            (b) Seller's Representations and Warranties. Seller's representations and warranties set forth in Section 2.2 shall be true and correct in all material respects as if made again on the Closing Date, and Seller shall have executed and delivered to Purchaser at Closing a certificate to the foregoing effect.

            (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

            (d)   Completion of IPO. The IPO shall have been completed.

            (e) Liquidation Transaction. The Liquidation Transaction shall have been consummated.

            (f) Mortgage Loan. The Mortgage Loan shall be paid off on the Closing Date.

            (g) Closing. The Closing shall have occurred on or prior to March 31, 2005.

      3.2 Conditions to Seller's Obligations. In addition to any other conditions set forth in this Agreement, Seller's obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to Seller's obligations under this Agreement.

            (a) Purchaser's Obligations. Purchaser shall have performed all obligations of Purchaser hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Seller, all of the documents and other information required of Purchaser pursuant to Section 4.3.

            (b) Purchaser's Representations and Warranties. Purchaser's representations and warranties set forth in Section 2.1 shall be true and correct in all material respects as if made again on the Closing Date, and Purchaser shall have executed and delivered to Seller at Closing a certificate to the foregoing effect.

            (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

            (d)   Completion of IPO. The IPO shall have been completed.

            (e) Liquidation Transaction. The Liquidation Transaction shall have been consummated.

            (f) Mortgage Loan. The Mortgage Loan shall be paid off on the Closing Date.

            (g) Closing. The Closing shall have occurred on or prior to March 31, 2005.

                                   ARTICLE IV
                          CLOSING AND CLOSING DOCUMENTS

      4.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP, Washington, D.C., or such other place as is mutually agreeable to the parties, on the date of the closing of the IPO (the "Closing Date"), or as otherwise set by agreement of the parties; provided, however, that this Agreement shall terminate if Closing does not occur prior to March 31, 2005.

      4.2 Seller's Deliveries. At the Closing, Seller shall deliver the following to Purchaser in addition to all other items required to be delivered to Purchaser by Seller:

            (a) Assignment of Membership Interest. Seller shall have executed and delivered to Purchaser an Assignment and Assumption Agreement, in substantially the form of Exhibit A attached hereto (the "Assignment and Assumption Agreement").

            (b) Authority Documents. Evidence satisfactory to Purchaser that the person or persons executing the closing documents on behalf of Seller has full right, power, and authority to do so.

            (c) FIRPTA Certificate. An affidavit from Seller certifying pursuant to Section 1445 of the Internal Revenue Code that Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder), in form and substance satisfactory to Purchaser.

            (d) Certificate of Representations and Warranties. The certificate required by Section 3.1.

            (e) Other Documents. Any other document or instrument reasonably requested by Purchaser or required hereby.

      4.3 Purchaser's Deliveries. At the Closing, Purchaser shall deliver the following to Seller:

            (a) Purchase Price. The Purchase Price, as adjusted pursuant to the terms of this Agreement.

            (b) Assumption of Membership Interest. Purchaser shall have executed and delivered to Seller an Assignment and Assumption Agreement.

            (c) Authority Documents. Evidence satisfactory to Seller that the person or persons executing the closing documents on behalf of Purchaser have full right, power, and authority to do so.

            (d) Certificate of Representations and Warranties. The certificate required by Section 3.2.

            (e) Other Documents. Any other document or instrument reasonably requested by Seller or required hereby.

      4.4 Fees and Expenses; Closing Costs. Purchaser shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that Seller shall pay its own attorneys' and consultants' fees and expenses.

      4.5   Adjustments.

            (a) At Closing, Seller shall be credited with Seller's Share of any cash held by the LLC or by the property manager for the benefit of the LLC as of the date of Closing.

            (b) All income and expenses with respect to the Membership Interest, and applicable to the period of time before and after Closing, determined in accordance with generally accepted accounting principles consistently applied, shall be allocated between Seller and Purchaser. Seller shall be entitled to Seller's Share of all income and responsible for Seller's Share of all expenses of the LLC and the Property for the period of time up to but not including the date of Closing, and Purchaser shall be entitled to all such income and responsible for all such expenses for the period of time after and including the date of Closing. Without limiting the generality of the foregoing, the following items of income and expense shall be prorated at
Closing:

                  (i) Rents (including additional rent, pass throughs, etc.). (Rent collections during month of Closing shall be applied first to the current month's rent, then to any past due rents, and then to future (prepaid) rents. At Closing, a reconciliation of pass throughs shall be made based on the property manager's most recent reforecast of operating results for the calendar year. Rent collections following the month of Closing shall be applied first to the current month's rent, then to any past due rents accruing on or after Closing, then to any past due rents accruing before Closing and then to future (prepaid) rents. Purchaser agrees to use reasonable commercial efforts (but shall not be required to commence litigation or eviction proceedings) to collect any past due rents accruing before Closing and to promptly remit to Seller its portion of any such rent collected.)

                  (ii) Real estate and personal property taxes. (If the LLC is in process of prosecuting a property tax appeal when Closing occurs, Purchaser agrees to cause the Company to continue to use the Company's existing attorney or tax appeal consultant until such appeal is completed. Any savings in taxes realized and attorney or consultant fees incurred shall be prorated between Seller and Purchaser based on the relevant tax year(s).)

                  (iii) Utility charges (including but not limited to charges for water, sewer and electricity).

            (c) Seller shall be responsible for Seller's Share of all one time tenant improvement costs, tenant allowances, broker's fees and commissions and all other costs and expenses associated with existing leases of the Property; provided, however, that Purchaser shall be responsible for all tenant improvement costs, tenant allowances, broker's fees and commissions and other one time costs and expenses associated with new leases of the Property entered into after the date of this Agreement with the consent of Purchaser.

            (d) Purchaser shall pay off the Mortgage Loan on the Closing Date. However, Purchaser shall be solely responsible (and shall not receive any credit against the Purchase Price) for any prepayment penalties or lender fees paid in connection with the pay off of the Mortgage Loan.

                                   ARTICLE V
                                  MISCELLANEOUS

      5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. All notices to Purchaser shall be addressed as follows:

      PURCHASER:

            Columbia Equity LP
            c/o Carr Capital Corporation
            1750 H Street, NW, Suite 500
            Washington, DC  20005
            Telephone:        (202) 303-3060
            Facsimile:        (202) 303-3078
            Attn:    Oliver T. Carr, III

Seller's address for all purposes under this Agreement shall be the following:

      SELLER:

            Holualoa Greenbriar, LLC
            75-5706 Hanama Place
            Suite 104
            Kailua-Kona, HI  96740
            Facsimile:        (808) 329-6335

      WITH COPIES TO:

            Holualoa Greenbriar, LLC
            3573 East Sunrise, Suite 225
            Tucson, Arizona  85718
            Facsimile:        (520) 615-1896

            and

            Gabriel Beckmann, Esq.
            Lewis and Roca LLP
            One South Church Avenue, Suite 700
            Tucson, Arizona  85701-1611
            Facsimile:        (520) 622-3088

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

      5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Seller or Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

      5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

      5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by Purchaser or Seller without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, Seller, Purchaser, and their respective legal representatives, successors, and permitted assigns.

      5.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

      5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles.

      5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

      5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date shall survive the Closing.

      5.9 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      5.10 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
                     [SIGNATURES APPEAR ON FOLLOWING PAGES.]

      IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

                                 SELLER:

                                 Holualoa Greenbriar, LLC, an Arizona limited liability company

                                 By: Holualoa Arizona, Inc., an Arizona
                                     corporation, its manager

                                     By:            /s/ Michael Perlman
                                            ------------------------------------
                                     Name:  Michael Perlman
                                     Title: Vice-President

                                 PURCHASER:

                                 Columbia Equity LP, a Virginia limited
                                 partnership

                                 By:  Columbia Equity Trust, Inc., a Maryland
                                      corporation, its general partner

                                      By:               /s/ Oliver T. Carr, III
                                            ------------------------------------
                                      Name: ____________________________________
                                      Title:____________________________________

                                    EXHIBIT A

                            ASSIGNMENT AND ASSUMPTION

_________________________, a __________ ("Assignor"), for good and valuable consideration paid to the Assignor by _______________________, a [___________________] ("Assignee"), pursuant to the Share Purchase Agreement dated as of ____________, 2004, by and between Assignor and Assignee (the "Agreement") and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to the Assignee, its successors and assigns, good and indefeasible title to the Membership Interest, free and clear of all liens, encumbrances, security interests, prior assignments, voting agreements, conditions, restrictions, pledges, claims, and other matters affecting title thereto, subject to the LLC Operating Agreement. Assignee does hereby accept the foregoing Assignment and assumes and agrees to be responsible for all liabilities and obligations under the LLC Operating Agreement from and after the date hereof relating to the Membership Interest.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be signed by a duly authorized officer this __ day of _____, 2004.

                                          ASSIGNOR:

                                          _________________________, a
                                          ________________________

                                          By:    _______________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                          ASSIGNEE:

                                          _________________________, a
                                          _______________________

                                          By:    _______________________________
                                          Name:  _______________________________
                                          Title: _______________________________